REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of
USCA All Terrain Fund

In planning and performing our audit of the financial
statements of USCA All Terrain Fund (the "Fund") as of and
for the year ended March 31, 2018, in accordance with the
standards of the Public Company Accounting Oversight Board
(United States), we considered the Fund's internal control
over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the
effectiveness of the Fund's internal control over financial
reporting.  Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing
and maintaining effective internal control over financial
reporting.  In fulfilling this responsibility, estimates
and judgments by management are required to assess the
expected benefits and related costs of controls.  A fund's
internal control over financial reporting is a process
designed to provide reasonable assurance regarding the
reliability of financial reporting and the preparation of
financial statements for external purposes in accordance
with generally accepted accounting principles (GAAP).  A
fund's internal control over financial reporting includes
those policies and procedures that (1) pertain to the
maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the
assets of the fund; (2) provide reasonable assurance that
transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that
receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding
prevention or timely detection of unauthorized acquisition,
use or disposition of a fund's assets that could have a
material effect on the financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to
future periods are subject to the risk that controls may
become inadequate because of changes in conditions, or that
the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.  A material weakness is a
deficiency, or combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of the
Fund's annual or interim financial statements will not be
prevented or detected on a timely basis.

Our consideration of the Fund's internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be material
weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).  However, we
noted no deficiencies in the Fund's internal control over
financial reporting and its operation, including controls
over safeguarding securities, that we consider to be a
material weakness as defined above as of March 31, 2018.

This report is intended solely for the information and use
of management and the Board of Trustees of the Fund and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified
parties.

/s/ Cohen & Company, LTD.
COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
May 30, 2018